EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:	William E. Koziel, CFO (847) 597-8803

Stephen F. Edwards Joins Cosi, Inc. Board of Directors

DEERFIELD, Ill., October 28, 2011 -- Cosi, Inc. (Nasdaq:COSI), the premium convenience restaurant company, today announced the appointment of Stephen F. Edwards to the company’s Board of Directors on October 24, 2011.

“We are very excited to have Stephen join us,” said Mark S. Demilio, Interim CEO and Chairman of the Board of Cosi, Inc.  “His broad knowledge of growth organizations in the retail sector, combined with his extensive experience in investments and as a board member of national multi-unit restaurant concepts and other retail companies will be very valuable as we execute our growth strategy to become a leading national brand.”

Mr. Edwards, 48, is currently a managing member of Edwards Capital Management LLC, a private investment company.  From July 2002 to January 2009, he served as a Senior Managing Director of Atticus Capital LLC, a private investment partnership.  Prior to that time, Mr. Edwards served as a Senior Managing Director of Bruckmann, Rosser, Sherrill & Co., LLC, a middle market leveraged buyout fund.  He has previously served on the Boards of Directors at Kemet Corporation, Smith Alarm Holdings, Town Sports International Holdings, Au Bon Pain Inc, Windy Hill Pet Food Company Inc, Unwired Plc, Anvil Holdings, and Champps Entertainment Inc. (NASDAQ:CMPP). Mr. Edwards holds a B.A. degree in Economics from Yale University and an M.B.A. from Harvard Business School.

About Cosi, Inc.

Così® (http://www.getcosi.com) is a national fast-casual restaurant chain that has developed featured foods built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open flame stone hearth ovens prominently located in each of the restaurants. Così's warm and urbane atmosphere is geared towards its sophisticated, upscale, urban and suburban guests. There are currently 80 Company-owned and 57 franchise restaurants operating in seventeen states, the District of Columbia and the United Arab Emirates. The Così® vision is to become America's favorite fast-casual restaurant by providing customers authentic, innovative, savory food.

The Così® menu features unique sandwiches, freshly tossed salads, melts, soups, flatbread pizzas, Squagels®, breakfast wraps and other breakfast products, S'mores, snacks and other desserts, and a wide range of coffee and coffee-based drinks and other specialty beverages. Così® restaurants are designed to be welcoming and comfortable with an eclectic environment. Così's sights, sounds, and spaces create a tasteful, relaxed ambience that provides a fresh and new dining experience.

“COSÌ”, “(Sun & Moon Design)” and related marks are registered trademarks of Così, Inc. in the U.S.A. and certain other countries.  Copyright © 2011 Così, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward-looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages or interruptions; labor shortages or increased labor costs; changes in demographic trends and consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, produce, or other foods or the effects of food-borne illnesses, such as E. Coli, “mad cow disease” and avian influenza or “bird flu”; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; expansion into new markets including foreign markets; our ability to attract and retain qualified franchisees and our franchisees’ ability to open restaurants on a timely basis; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required governmental approvals and permits; our ability to create customer awareness of our restaurants in new markets; the reliability of our customer and market studies; cost effective and timely planning, design and build-out of restaurants; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; market saturation due to new restaurant openings; inadequate protection of our intellectual property; our ability to obtain capital and financing; adverse weather conditions which impact customer traffic at our restaurants; and, adverse economic conditions.  Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional information is available on the company's website at
http://www.getcosi.com  in the investor relations section.